Exhibit 10.10

TRXADE HEALTH, INC.

SECOND AMENDMENT TO

OFFER LETTER

THIS SECOND AMENDMENT TO OFFER LETTER (this “Amendment”) is entered into on January 17, 2023, and effective as of September 1, 2022 (the “Effective Date”), by and between TRxADE HEALTH, INC., a Delaware corporation (the “Company”), and Janet Huffman, an individual (the “Executive”) (each of the Company and Executive are referred to herein as a “Party”, and collectively referred to herein as the “Parties”).

WHEREAS, effective on February 3, 2022, the Parties entered into an Offer Letter1 which was amended by the First Amendment to Offer Letter dated August 29, 2022, and effective as of September 1, 20222 (as amended, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendment to Agreement.

(a) Effective as of the Effective Date, Section 4(c) of the Agreement shall be amended and restated to provide as follows:

“c.	Solely during the period from September 1, 2022 to December 31, 2022, the Annual Base Salary payable to Executive shall be paid by way of a pro rata portion of $200,000 in cash. In addition, you shall be issued $25,000 in shares of the Company’s common stock, issuable pursuant to the Company’s Second Amended and Restated 2019 Equity Incentive Plan, and valued at the closing sales price of the Company’s common stock on the Nasdaq Capital Market on the date that the Amendment to Offer Letter effective September 1, 2022, is approved by the Board of Directors and Compensation Committee of the Company, and with such vesting terms as approved by the Board of Directors and Compensation Committee, which shares shall be issued by September 15, 2022. Any unpaid amount of Annual Base Salary not paid during the four-month period from September 1, 2022 to December 31, 2022 shall be deemed forgiven.”

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

“COMPANY”	TRXADE HEALTH, INC.
a Delaware corporation

	By:	/s/ Donald G. Fell
	Name:	Donald G. Fell
	Title:	Chairman of the Compensation Committee of the Board of Directors

“EXECUTIVE”
/s/ Janet Huffman
Janet Huffman

1 https://www.sec.gov/Archives/edgar/data/1382574/000149315222008842/ex10-1.htm

2 https://www.sec.gov/Archives/edgar/data/1382574/000149315222024846/ex10-7.htm